SEVENTH LEASE AMENDMENT

THIS LEASE AMENDMENT dated July 8, 2025 by and between CRYO-CELL INTERNATIONAL, INC., hereinafter referred to as "Tenant" and MICROLUMEN ENTERPRISES III, LLC (as assigned by EJB Brooker Creek, LLC) hereinafter referred to as "Landlord".

WHEREAS, Tenant and Landlord did make and execute a Lease Agreement dated April 21, 2004 as amended June 7, 2006, June 18, 2013, January 12, 2016, July 27, 2018, January 11, 2021, and May 2, 2023 for the Premises located at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, FL, hereinafter referred to as the “Lease”.

NOW THEREFORE, for and in consideration of the premises hereof, the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1.
Tenant elects to extend the current Lease for an additional twelve (12) months with a new termination date of December 31, 2027.

2.
The Base Rent for the extension period will be as follows:

Month	Rate/SF/Year	Monthly
1-12	$21.00	$30,800.00

3.
Tenant shall have one (1) renewal option to extend the term of the Lease for an additional 12 months with at least six (6) months prior written notice to Landlord. Base Rent will escalate 2.5% for such renewal option.

4.
Except as hereby amended, the Initial Lease remains unchanged and in full force and effect.

IN WITNESS THEREOF, the parties have caused this Agreement to be executed the day and year first written above.

WITNESS TENANT: CRYO-CELL INTERNATIONAL, INC.

/s/ Claudine Leugers /s/ Jill Taymans

_______________________ _____________________________________

Witness Signature

_/s/ Maureen Borek_____________ Vice President, Finance, CFO______

Witness Title

LANDLORD: MICROLUMEN ENTERPRISES III, LLC

_/s/ Timothy Lynch________ _/s/ Mark Roberds________________________

Witness Signature

_/s/ Robin Reynolds _____ _President______________________________

Witness Title